                                                                    Exhibit 24.6

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS that W2007/ACEP HOLDINGS, LLC (the
"Company") does hereby make, constitute and appoint each of Yvette Kosic, Kevin
P. Treanor and Laura A. Molina, (and any other employee of The Goldman Sachs
Group, Inc. or one of its affiliates designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, (as amended, the
"Act"), with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto each said attorney-in-
fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-
in-fact shall lawfully do or cause to be done by virtue hereof.

    THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

    IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of
October 18, 2017.

W2007/ACEP HOLDINGS, LLC
By: W2007 Finance Sub, LLC, its managing member
By: Whitehall Street Global Real Estate Limited Partnership 2007, its managing member
By: WH Advisors, L.L.C. 2007, its general partner

By: /s/ William Y. Eng
    -------------------------
Name: William Y. Eng
Title: Vice President